Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statements of Manhattan Associates, Inc. listed below of our reports dated March 12, 2007, with respect to the consolidated financial statements and schedule of Manhattan Associates, Inc. and subsidiaries, Manhattan Associates, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Manhattan Associates, Inc. and subsidiaries, included in the Annual Report (Form 10-K) for the year ended December 31, 2006.
1.	Registration Statement on Form S-8 pertaining to the Manhattan Associates, Inc. 1998 Stock Incentive Plan (File No. 333-68968);

2.	Registration Statement on Form S-8 pertaining to the Manhattan Associates, Inc. 1998 Stock Incentive Plan (File No. 333-45802);

3.	Registration Statement on Form S-8 pertaining to the Manhattan Associates, LLC Option Plan, Manhattan Associates, Inc. Stock Incentive Plan and Other Stock Options (File No. 333-60635);

4.	Registration Statement on Form S-8 pertaining to the Manhattan Associates, Inc. Stock Incentive Plan (File No. 333-105913);

5.	Registration Statement on Form S-8 pertaining to the Manhattan Associates, Inc. Stock Incentive Plan (File No. 333-129272);

6.	Registration Statement on Form S-8 pertaining to the Manhattan Associates, Inc. Stock Incentive Plan (File No. 333-139598).

/s/ Ernst & Young LLP
Atlanta, Georgia
March 12, 2007